UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 2, 2017

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On March 2, 2017, Tetra Tech, Inc. held its annual meeting of stockholders for the following purposes:

(1)                                 To elect nine members to its Board of Directors;

(2)                                 To vote on an advisory resolution to approve its executive compensation;

(3)                                 To vote, on an advisory basis, on the preferred frequency of advisory votes on executive compensation;

(4)                                 To ratify the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for fiscal 2017; and

(5)                                 To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The votes cast in connection with such matters were as follows:

Election of Directors:

Name	For	Withheld	Broker Non-Votes
Dan L. Batrack	44,165,754	2,768,719	4,816,350
Hugh M. Grant	46,045,408	889,065	4,816,350
Patrick C. Haden	45,824,132	1,110,341	4,816,350
J. Christopher Lewis	45,975,743	958,730	4,816,350
Joanne M. Maguire	46,503,561	430,912	4,816,350
Kimberly E. Ritrievi	46,503,665	430,808	4,816,350
Albert E. Smith	46,164,335	770,138	4,816,350
J. Kenneth Thompson	46,018,108	916,365	4,816,350
Kirsten M. Volpi	46,504,110	430,363	4,816,350

Advisory Resolution Regarding Executive Compensation:

For	Against	Abstain	Broker Non-Votes
45,688,228	624,335	621,910	4,816,350

Preferred Frequency of Advisory Votes on Executive Compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
35,168,287	97,631	11,575,554	93,001	4,816,350

Appointment of PricewaterhouseCoopers LLP:

For	Against	Abstain	Broker Non-Votes(1)
51,008,718	679,447	62,658	--

(1) This proposal constituted a routine matter.  Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	March 3, 2017	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer